                       EXHIBIT 24

                  POWER OF ATTORNEY

                    POWER OF ATTORNEY                  Exhibit 24



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres and David J. Kvapil, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 1999 of Southern Union Company, a Delaware corporation, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated:    August 12, 1999


JOHN E. BRENNAN                 GEORGE L. LINDEMANN
---------------                 --------------------
John E. Brennan                 George L. Lindemann



FRANK W. DENIUS                 ROGER J. PEARSON
---------------                 ----------------
Frank W. Denius                 Roger J. Pearson



AARON I. FLEISCHMAN             GEORGE ROUNTREE, III
-------------------             --------------------
Aaron I. Fleischman             George Rountree, III



ADAM M. LINDEMANN               DAN K. WASSONG
-----------------               --------------
Adam M. Lindemann               Dan K. Wassong



KURT A. GITTER, M.D.
--------------------
Kurt A. Gitter

                        EXHIBIT 27

                  FINANCIAL DATA SCHEDULE

                   FINANCIAL DATA SCHEDULE